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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 12, 2025

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11495 Valley View Road,	Eden Prairie,	Minnesota	55344
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code	(952)	656-1029

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SNWV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Explanatory Note

This Current Report on Form 8-K/A (the “Report”) supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2025 (the “Original Form 8-K”) by Sanuwave Health, Inc. (the “Company”) disclosing, among other things, that on May 12, 2025, the Company dismissed CBIZ CPAs P.C. as the Company’s independent registered public accounting firm, and notified Baker Tilly US, LLP (“Baker Tilly”) of its formal decision to engage Baker Tilly to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2025, effective beginning with the review of the Company’s condensed consolidated financial statements for the quarter ending June 30, 2025, and subject to completion of Baker Tilly’s client acceptance procedures.

This Report is being filed now that Baker Tilly has completed its client acceptance procedures. This Report does not amend or change any of the information previously disclosed in the Original Form 8-K.

Item 4.01              Changes in Registrant's Certifying Accountant.

Baker Tilly has completed its client acceptance procedures as referenced in the Original Form 8-K, and the Company and Baker Tilly entered into an engagement letter on May 20, 2025. There have been no changes to the disclosures regarding consultations, reports, disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K and the related instructions) related to the Company and Baker Tilly from those in the Original Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: May 21, 2025	By:	/s/ Peter Sorensen
	Name:	Peter Sorensen
	Title:	Chief Financial Officer
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